SECOND AMENDMENT TO
1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

THIS SECOND AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN (the "Second Amendment") was approved by the Board of Directors of Perma-Fix Environmental Services, Inc. a Delaware corporation (the "Company"), on October 6, 1994.

WHEREAS, Article VII of the 1992 Outside Directors Stock Option Plan, as amended by the Amendment approved by the stockholders on November 12, 1993 (the "Plan"), provides that the Board of Directors of the Company (the "Board") may at any time, and from time to time, in any respect amend or modify the Plan; provided, however, that the provisions of Section 5.1 of the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder;

WHEREAS, in order to further enhance the outside director's interests in the Company's continued success by further increasing their proprietary interest in the Company, the Board is of the opinion that the Eligible Directors should receive that number of shares of Common Stock, par value $.001, of the Company ("Common Stock") having a Fair Market Value (as defined in the Plan) which Fair Market Value is determined on the business day immediately preceding the date that the Director's Fee (as defined below) is due, equal to sixty-five percent (65%) of the fee payable to each non-employee director of the Company ("Eligible Director") for his services rendered to the Company as a member of the Board (the "Director's Fee), in lieu of payment in cash of such percentage of the Director's Fee to such Eligible Director.

WHEREAS, as of October 1, 1994, options to purchase up to seventy-five thousand (75,000) shares of Common Stock of the one hundred thousand (100,000) shares of Common Stock which may be issued under the Plan have been granted to Eligible Directors, pursuant to the terms of the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum numbers of shares of Common Stock that may be issued under the Plan be increased from one hundred thousand (100,000) shares to two hundred fifty thousand (250,000) shares (subject to adjustment as provided in the Plan), and that the Eligible Directors receive, in lieu of sixty-five percent (65%) of the Director's Fee, shares of Common Stock; and,

WHEREAS, in light of the above-referenced amendments to the Plan, the Board is of the opinion that the name of the Plan should be changed to better reflect the purposes of the Plan.

NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

A. The name of the Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan is hereby changed to "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan."

B. Section 1.10 of the Plan is hereby deleted in its entirety and the following new Section 1.10 is substituted in lieu thereof:

1.10 "Plan" shall mean the Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan, the terms of which are set forth herein.

C. Section 1.12 of the Plan is hereby redesignated as Section 1.13 and the following new Section 1.12 is hereby added immediately before section 1.13:

1.12 "Stock Award" shall mean an Eligible Director's right to receive shares of Stock pursuant to Section 5.1.3.

D. Section 2.1 of the Plan is hereby amended by deleting the phrase, "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan," and substituting in lieu thereof the phrase, "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan."

E. Section 2.4 of the Plan is hereby deleted in its entirety and the following new Section 2.4 is hereby substituted in lieu thereof:

2.4 Termination Date. The Plan shall terminate and no further Options or Stock Awards shall be granted hereunder upon the tenth (10th) anniversary of the effective date of the Plan.

F. Section 4.1 of the Plan is hereby amended by (i) deleting the number "100,000" from the first full sentence contained therein and substituting in lieu thereof the number "250,000", and (ii) in the second full sentence contained therein inserting the phrase "or Stock Award" immediately following the word "Option" and immediately before the word "may".

G. Section 4.2.1 of the Plan is hereby deleted in its entirety and the following new Section 4.2.1 is hereby substituted in lieu thereof:

4.2.1 The aggregate number of shares of Stock for which Options may be granted or for which Stock Awards may be issued shall be adjusted appropriately.

H. Article V of the Plan is hereby redesignated "Options and Stock Awards."

I. Section 5.1 of the Plan is hereby deleted in its entirety and the following Section 5.1 is hereby substituted in lieu thereof:

5.1 Stock Options and Stock Awards, Numbers of Shares and Agreement.

5.1.1 Each Eligible Director shall automatically be granted an option to purchase ten thousand (10,000) shares of Stock on the date a Director is initially elected to the Board of Directors of the Company.

5.1.2 Each Eligible Director shall automatically be granted an Option to purchase five thousand (5,000) shares of Stock on each Date of Grant.

5.1.3 Each Eligible Director shall automatically receive the number of shares of Stock determined by dividing the amount equal to sixty-five percent (65%) of the fee payable to each Eligible Director for services rendered to the Company as a member of the Board (the "Directors Fee") by the Fair Market Value of the Stock, which is determined on the business day immediately preceding the date that the Director's Fee is due. The shares of Stock awarded pursuant to this section 5.1.3 shall be issued in lieu of the cash payment of sixty-five percent (65%) of the Director's Fee payable to each Eligible Director. Thirty-five percent (35%) of the Director's fee shall be paid in cash or by check to the Eligible Director.

5.1.4 Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the date of grant and executed by the Company and the Optionee, stating the option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

5.1.5 The Board may require each Eligible Director receiving a Stock Award pursuant to Section 5.1.3 to represent to and agree with the Company in writing that each Eligible Director is acquiring the shares of Stock for investment without a view to distribution, and may condition the issuance of shares of Stock pursuant to the Stock Award or such other representation or agreement as may be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

J. Article V of the Plan is hereby amended by inserting the following Section 5.6 at the end thereof:

5.6 Nontransferability of Stock Award. No shares of Stock issued under the Plan pursuant to Stock Awards may be transferred by the recipient thereof for a period of six (6) months from the date such Stock is issued to the Eligible Director, other than by will or the laws of descent and distribution. The certificates representing shares of Stock issued under Stock Awards shall bear a legend to the foregoing effect.

The Plan is amended and modified only to the extent specifically amended or modified by this Second Amendment to 1992 the Outside Directors Stock Option Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Second Amendment to the 1992 Outside Directors Stock Option Plan.